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                  [Wasserstein Perella & Co., Inc. Letterhead]

                                October 7, 1998

Board of Directors
SunAmerica Inc.
1 SunAmerica Center
Century City
Los Angeles, CA 90067

Members of the Board,

     We hereby consent to the inclusion of our opinion, dated as of August 19, 1998, as Exhibit E to the Joint Proxy Statement/Prospectus constituting a part of the Registration Statement on Form S-4 filed by American International Group, Inc., and to the references to us and our opinion under the captions "SUMMARY -- Reasons for the Merger -- Opinions of Financial Advisors"; "THE
MERGER -- Background of the Merger," "-- SunAmerica Reasons for the Merger; Recommendation of the SunAmerica Board," and "-- Opinions of SunAmerica's Financial Advisors." By giving such consent we do not thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "expert" as used in, or that we come within the category of persons whose consent is required under, the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                                          WASSERSTEIN PERELLA & CO., INC.

                                          By: /s/ STEPHEN P. CAMPBELL
                                          --------------------------------------
                                            Stephen P. Campbell
                                            Vice President